Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen High Income Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	11,058,448	0.12		92,730,062	3.30
Class B	4,375,972	0.10		39,257,950	3.30
Class C	4,676,948	0.10		41,761,236	3.30
Class I	1,341,291	0.12		10,622,013	3.30

Evergreen Diversified Income Builder Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	3,653,875	0.14		25,127,342	6.37
Class B	   941,880	0.12		  7,354,599	6.39
Class C	1,057,562	0.12		  9,648,621	6.38
Class I	   379,535	0.15		  2,265,268	6.27

Evergreen U.S. Government Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	 5,279,658         0.24		21,731,534	9.96
Class B	    247,412 	0.21		  1,122,546	9.96
Class C	    172,488	0.21		     900,081	9.96
Class I	14,189,544	0.26		62,446,965	9.96

Evergreen Core Plus Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	$4,981,618	$0.37		13,086,251	$14.39
Class B	$338,971	$0.32	 	1,058,509	$14.39
Class C	$530,815	$0.32		1,683,627	$14.39
Class I	$1,484,706	$0.39		3,729,859	$14.39



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